As filed with the Securities and Exchange Commission on November 21, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INFONET SERVICES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-4148675
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2160 East Grand Avenue

El Segundo, California 90245

(Address of Principal Executive Offices including Zip Code)

2000 EMPLOYEE STOCK PURCHASE PLAN

(Amended and Restated Effective as of January 1, 2004)

(Full Title of the Plan)

Paul A. Galleberg, Esq. Senior Vice President, General Counsel and Secretary INFONET SERVICES CORPORATION 2160 East Grand Avenue El Segundo, California 90245 (310) 335-2600	Copy to: William J. Cernius, Esq. LATHAM & WATKINS LLP 650 Town Center Drive, Twentieth Floor Costa Mesa, California 92626 (714) 540-1235

(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Class B Common Stock	2,000,000	$2.09	$4,180,000	$339

(1)	Represents 2,000,000 shares issuable under the amended and restated Infonet Services Corporation 2000 Employee Stock Purchase Plan.
(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended (the “Securities Act”), and is based on the average of the high and low sales price of the Common Stock, as reported on the New York Stock Exchange on November 17, 2003 ($2.09) for the 2,000,000 shares issuable under the amended and restated Infonet Services Corporation 2000 Employee Stock Purchase Plan.

Proposed sale to take place as soon after the effective date of the Registration Statement as outstanding shares are purchased.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities

We have previously registered 2,000,000 shares of our Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”) to be issued under the Infonet Services Corporation 2000 Employee Stock Purchase Plan (the “ESPP”) pursuant to a Registration Statement on Form S-8, filed with the Commission on September 25, 2000, Registration No. 333-46556 (the “Prior Registration Statement”). On August 19, 2003, our stockholders approved an amendment and restatement of the ESPP (the “Amended ESPP”), authorizing, among other things, the issuance of an additional 2,000,000 shares of Class B Common Stock under the ESPP. The Amended ESPP is to become effective as of January 1, 2004. Under this Registration Statement, we are registering an additional 2,000,000 shares of Class B common stock issuable under the Amended ESPP. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated by reference herein to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein.

The consolidated financial statements and related consolidated financial statement schedule, incorporated in this Registration Statement by reference from our Annual Report on Form 10-K for the fiscal year ended March 31, 2003, as amended by Form 10-K/A, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Item 8.	Exhibits

See Index to Exhibits on page 5.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Infonet Services Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 21, 2003.

INFONET SERVICES CORPORATION

By:	/s/ José A. Collazo
José A. Collazo, Chairman of the Board, Chief Executive Officer and President

By:	/s/ Akbar H. Firdosy
Akbar H. Firdosy, Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints José A. Collazo, Paul A. Galleberg and Akbar H. Firdosy as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this registration statement and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated as of November 21, 2003.

Signature	Title

/s/ José A. Collazo José A. Collazo	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

/s/ Akbar H. Firdosy Akbar H. Firdosy	Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ John Allerton John Allerton	Director

/s/ Bruce Beda Bruce Beda	Director

/s/ Eric M. de Jong Eric M. de Jong	Director

/s/ Per-Eric Fylking Per-Eric Fylking	Director

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/s/ Peter Hanelt Peter Hanelt	Director

/s/ Timothy Hartman Timothy Hartman	Director

/s/ Yuzo Mori Yuzo Mori	Director

/s/ Matthew O’Rourke Matthew O’Rourke	Director

/s/ Hanspeter Quadri Hanspeter Quadri	Director

/s/ Jose Manuel Santero Jose Manuel Santero	Director

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INDEX TO EXHIBITS

EXHIBIT

4.1	Restated Certificate of Incorporation. (1)

4.2	Amended and Restated Bylaws. (1)

4.3	Form of Amended and Restated Stockholders Agreement. (1)

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

24	Power of Attorney (included in the signature page to this Registration Statement).

(1)	Incorporated by reference from Infonet Services Corporation’s Registration Statement on Form S-1 (No. 333-88799).

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